UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2020

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2020, Hurco Companies, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement among the Company and its wholly-owned subsidiary Hurco B.V., as the borrowers, certain other subsidiaries of the Company, as guarantors, and Bank of America, N.A., as lender, dated as of December 31, 2018 (the “2018 Credit Agreement”). The Amendment amends the 2018 Credit Agreement to provide an additional exception to the limitation on the Company’s ability to make Restricted Payments (as defined in the 2018 Credit Agreement), which new exception permits the Company to repurchase shares of its common stock as long as the Company is not in default before and after giving effect to such repurchases and the aggregate amount of payments made by the Company for all such repurchases during any fiscal year does not exceed $10.0 million. The Amendment also adds to the Credit Agreement customary language related to the QFC stay rules. The Amendment does not otherwise modify the 2018 Credit Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by the express language set forth in the Amendment as attached hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on March 12, 2020. The shareholders:

•	elected all nine of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders;
•	approved, on an advisory basis, the compensation for the Company’s named executive officers as disclosed in the proxy statement for the 2020 Annual Meeting; and
•	ratified the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2020.

Shares were voted on these proposals as follows:

	Number of Votes FOR	Number of Votes WITHHELD	Broker Non- Votes
Election of Directors:
Thomas A. Aaro	5,322,663	84,284	701,923
Robert W. Cruickshank	3,829,477	1,577,470	701,923
Michael Doar	5,334,174	72,773	701,923
Cynthia Dubin	5,341,359	65,588	701,923
Timothy J. Gardner	5,322,578	84,369	701,923
Jay C. Longbottom	5,342,262	64,685	701,923
Richard Porter	3,990,307	1,416,640	701,923
Janaki Sivanesan	5,325,693	81,254	701,923
Gregory Volovic	5,285,629	121,318	701,923

	For	Against	Broker Non-Votes	Abstentions
Advisory vote to approve executive compensation:	4,243,131	1,014,567	701,923	149,248

	For	Against	Abstentions
Ratification of appointment of public accounting firm:	6,011,736	91,710	5,424

Item 7.01	Regulation FD Disclosure.

On March 13, 2020, the Company issued a press release announcing that the Company’s Board of Directors approved (1) the payment of a cash dividend of $0.13 per share of common stock, payable on April 13, 2020 to shareholders of record as of close of business on March 30, 2020 and (2) a share repurchase program in an aggregate amount of up to $7.0 million. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01	Other Events.

As noted above, on March 13, 2020, the Company announced that its Board of Directors approved a share repurchase program in an aggregate amount of up to $7.0 million. Repurchases under the program may be made in the open market or through privately-negotiated transactions from time to time through March 11, 2022, subject to applicable laws and regulations. The program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase any shares of its common stock.

Item 9.01	Financial Statements and Exhibits.

Exhibit Index

10.1	First Amendment to Credit Agreement, dated as of March 13, 2020, to the Credit Agreement, dated as of December 31, 2018, among Hurco Companies, Inc. and Hurco B.V., as the Borrowers, certain subsidiaries party thereto, as the Guarantors, and Bank of America, N.A., as the Lender.

99.1	Press Release of Hurco Companies, Inc. dated March 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2020

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland, Executive Vice President, Secretary, Treasurer and Chief Financial Officer